SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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                                  HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.
                  (Name of Person(s) Filing Proxy Statement)

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                             FANT INDUSTRIES INC.
                             2154 Highland Avenue
                          Birmingham, Alabama 35205
                            Phone:  (205) 933-1030

For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners, Inc.
(212) 843-8500


FOR IMMEDIATE RELEASE
---------------------


FANT ANNOUNCES ADDITIONAL DIRECTOR NOMINEE
-------------------------------------------

NEW YORK, NEW YORK - June 10, 1998 - Fant Industries Inc., which is seeking control of HEI, Inc. (Nasdaq: HEII) of Victoria, Minnesota., has announced the addition of Mack Traynor to its slate of nominees for the upcoming special meeting of shareholders. Mr. Traynor, who resides in Shorewood, Minnesota, is a director of Telident, Inc., a publicly-held telecommunications products and services company, and Eltrax Systems, Inc., a publicly-held networking products and managed services company. Mr. Traynor has served as an executive officer with US West Enterprises, Military Communications Center, Inc. and Eltrax. Mr. Traynor will join Anthony J. Fant, David Ortlieb, Ed Finch and Steve Tondera if Eugene Courtney chooses not to continue to serve as a director. Mr. Fant continues to invite Mr. Courtney to remain on the Board, and if he chooses to stay on, Mr. Fant will seek to add Mr. Traynor, through expansion, in the near future.

Yesterday, Fant Industries announced its proposal for an aggressive, highly incentive-based director compensation plan under which no director stock options will be exercisable unless and until HEI's stock price reaches $25.00 per share. HEI's stock closed yesterday at $6.00 per share.

A special meeting of shareholders is scheduled for August 4, 1998 to allow the shareholders directly to remove obstacles to Fant's $8.00 per share cash tender offer. Among other things, HEI shareholders will vote on replacing the current directors (other than Eugene Courtney) with Fant's slate. Holders of record as of June 9, 1998 will be eligible to vote.

Mr. Fant and Fant Industries Inc. mailed on April 23, 1998, a proxy statement and related materials to HEI's shareholders to solicit proxies to be used at this special meeting. The proxy solicitation was preceded by an $8.00 per share cash tender offer commenced by Fant Industries on March 10, 1998 to buy an additional 11.5% of the Common Stock of HEI.

Fant Industries has retained Beacon Hill Partners, Inc. for solicitation and advisory services.